CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form N-4 (File No. 033-79906) of our reports, dated April 26, 1999 and January 22, 1999, respectively, on our audits of the financial statements of Western-Southern Life Assurance Company and Western-Southern Life Assurance Company Separate Account 2, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP


Cincinnati, Ohio
April 27, 2000